Exhibit (a)

TCW FUNDS, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

TCW FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as from time to time amended (hereinafter, together with any rules, regulations or orders issued thereunder, referred to as the “1940 Act”), having its principal office in the State of Maryland in Baltimore City (hereinafter call the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland that:

The following provisions constitute all of the provisions of the charter of the Corporation currently in effect and as hereinafter amended:

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FIRST: Michael E. Cahill, whose address at the time of formation was 865 South Figueroa Street, Los Angeles, California 90017, was at least eighteen years of age, as incorporator, did form a corporation under and by virtue of the General Laws of the State of Maryland.

SECOND: The name of the Corporation is:

TCW FUNDS, INC.

TCW Investment Management Company (“TCWIMC”) has consented to the use by the Corporation of the identifying name “TCW” which the Corporation acknowledges is the property of TCWIMC. The Corporation will only use the name “TCW” as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name “TCW” for any purpose. TCWIMC may grant to others the right to use the name “TCW” as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company whether now existing or hereafter created. At the request of TCWIMC, the Corporation will take such action as may be required to provide its consent to the use by TCWIMC or any person to whom TCWIMC has granted the right to the use of the name “TCW.” Upon the termination of any investment advisory agreement into which TCWIMC or any of its affiliates and the Corporation may enter, the Corporation shall, upon the request of TCWIMC, cease to use the name “TCW” as a component of its name, and shall not use the name as a part of its name or for any other commercial purpose, and shall cause its request to effect the foregoing and to reconvey to TCW or any of its affiliates any and all rights to such name. The foregoing agreements on the part of the Corporation are hereby made binding upon it, its directors, officers, shareholders, creditors and all other persons claiming under or through it. For purposes of the paragraph, reference to TCWIMC shall include any of its affiliates other than the Corporation and any successor or assignee thereof.

THIRD: The purposes for which the Corporation is formed are to conduct and carry on the business of an open-end investment company under the 1940 Act, and to engage in all or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

FOURTH: The Corporation is expressly empowered as follows:

(1) To hold, invest and reinvest its assets in securities and other investments and in connection therewith to hold part of all of its assets in cash.

(2) To redeem, issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(3) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Charter of the Corporation.

(4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of the Corporation’s securities portfolio and also for the delegation of the performance of various administrative or corporation functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or shareholder of the Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or shareholder may be interested.

(5) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation, such dividend disbursing agent or agents and such transfer agent or agents for its shares, on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents and transfer agents out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of the Charter or the Bylaws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

(6) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article THIRD and the powers stated in this Article FOURTH.

FIFTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

SIXTH: (a) The total number of shares of stock of all classes which the Corporation initially has authority to issue is one hundred and ninety-two billion (192,000,000,000) shares of capital stock (par value $.001 per share) amounting in aggregate par value to $192,000,000. Of those one hundred and ninety-two billion (192,000,000,000) shares:

(a)	Four billion (4,000,000,000) shares were classified as TCW Select Equities Fund, Institutional Class (or Class I) shares;

(b)	Four billion (4,000,000,000) shares were classified as TCW Select Equities Fund, Investor Class (or Class N) shares;

(c)	Four billion (4,000,000,000) shares were classified as TCW Core Fixed Income Fund, Institutional Class (or Class I) shares;

(d)	Four billion (4,000,000,000) shares were classified as TCW Core Fixed Income Fund, Investor Class (or Class N) shares;

(e)	Four billion (4,000,000,000) shares were classified as TCW High Yield Bond Fund, Institutional Class (or Class I) shares;

(f)	Four billion (4,000,000,000) shares were classified as TCW High Yield Bond Fund, Investor Class (or Class N) shares;

(g)	Four billion (4,000,000,000) shares were classified as TCW Total Return Bond Fund, Institutional Class (or Class I) shares;

(h)	Four billion (4,000,000,000) shares were classified as TCW Total Return Bond Fund, Investor Class (or Class N) shares;

(i)	Four billion (4,000,000,000) shares were classified as TCW Short Term Bond Fund, Institutional Class (or Class I) shares;

(j)	Four billion (4,000,000,000) shares were classified as TCW Short Term Bond Fund, Investor Class (or Class N) shares;

(k)	Four billion (4,000,000,000) shares were classified as TCW Small Cap Growth Fund, Institutional Class (or Class I) shares;

(l)	Four billion (4,000,000,000) shares were classified as TCW Small Cap Growth Fund, Investor Class (or Class N) shares;

(m)	Four billion (4,000,000,000) shares were classified as TCW Relative Value Mid Cap Fund, Institutional Class (or Class I) shares;

(n)	Four billion (4,000,000,000) shares were classified as TCW Relative Value Mid Cap Fund, Investor Class (or Class N) shares;

(o)	Four billion (4,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Institutional Class (or Class I) shares;

(p)	Four billion (4,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Investor Class (or Class N) shares;

(q)	Four billion (4,000,000,000) shares are classified as TCW Concentrated Value Fund, Institutional Class (or Class I) shares;

(r)	Four billion (4,000,000,000) shares are classified as TCW Concentrated Value Fund, Investor Class (or Class N) shares;

(s)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Large Cap Fund, Institutional Class (or Class I) shares;

(t)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Large Cap Fund, Investor Class (or Class N) shares;

(u)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Dividend Appreciation Fund, Institutional Class (or Class I) shares;

(v)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Dividend Appreciation Fund, Investor Class (or Class N) shares;

(w)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Institutional Class (or Class I) shares;

(x)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Investor Class (or Class N) shares;

(y)	Four billion (4,000,000,000) shares are classified as TCW Conservative Allocation Fund, Institutional Class (or Class I) shares;

(z)	Four billion (4,000,000,000) shares are classified as TCW Conservative Allocation Fund, Investor Class (or Class N) shares;

(aa)	Four billion (4,000,000,000) shares are classified as TCW SMID Cap Growth Fund, Institutional Class (or Class I) shares;

(bb)	Four billion (4,000,000,000) shares are classified as TCW SMID Cap Growth Fund, Investor Class (or Class N) shares;

(cc)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Local Currency Income Fund, Institutional Class (or Class I) shares;

(dd)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Local Currency Income Fund, Investor Class (or Class N) shares;

(ee)	Four billion (4,000,000,000) shares are classified as TCW International Small Cap Fund, Institutional Class (or Class I) shares;

(ff)	Four billion (4,000,000,000) shares are classified as TCW International Small Cap Fund, Investor Class (or Class N) shares;

(gg)	Four billion (4,000,000,000) shares are classified as TCW Enhanced Commodity Strategy Fund, Institutional Class (or Class I) shares;

(hh)	Four billion (4,000,000,000) shares are classified as TCW Enhanced Commodity Strategy Fund, Investor Class (or Class N) shares;

(ii)	Four billion (4,000,000,000) shares are classified as TCW Global Bond Fund, Institutional Class (or Class I) shares;

(jj)	Four billion (4,000,000,000) shares are classified as TCW Global Bond Fund, Investor Class (or Class N) shares;

(kk)	Four billion (4,000,000,000) shares are classified as TCW International Growth Fund, Institutional Class (or Class I) shares;

(ll)	Four billion (4,000,000,000) shares are classified as TCW International Growth Fund, Investor Class (or Class N) shares;

(mm)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Multi-Asset Opportunities Fund, Institutional Class (or Class I) shares;

(nn)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Multi-Asset Opportunities Fund, Investor Class (or Class N) shares;

(oo)	Four billion (4,000,000,000) shares are classified as TCW Global Real Estate Fund, Institutional Class (or Class I) shares;

(pp)	Four billion (4,000,000,000) shares are classified as TCW Global Real Estate Fund, Investor Class (or Class N) shares;

(qq)	Four billion (4,000,000,000) shares are classified as TCW High Dividend Equities Fund, Institutional Class (or Class I) shares;

(rr)	Four billion (4,000,000,000) shares are classified as TCW High Dividend Equities Fund, Investor Class (or Class N) shares;

(ss)	Four billion (4,000,000,000) shares are classified as TCW Developing Markets Equity Fund, Institutional Class (or Class I) shares;

(tt)	Four billion (4,000,000,000) shares are classified as TCW Developing Markets Equity Fund, Investor Class (or Class N) shares;

(uu)	Four billion (4,000,000,000) shares are classified as TCW New America Premier Equities Fund, Institutional Class (or Class I) shares; and

(vv)	Four billion (4,000,000,000) shares are classified as TCW New America Premier Equities Fund, Investor Class (or Class N) shares.

The Board of Directors may classify and reclassify any unissued shares of capital stock among such classes or series or into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. The Board of Directors may also redesignate the issued shares of any class or series of capital stock provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

(b) Subject to the Board of Directors’ power of classification and reclassification, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of TCW Select Equities Fund, TCW Core Fixed Income Fund, TCW High Yield Bond Fund, TCW Total Return Bond Fund, TCW Short Term Bond Fund, TCW Small Cap Growth Fund, TCW Relative Value Mid Cap Fund, TCW Emerging Markets Income Fund, TCW Concentrated Value Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Dividend Appreciation Fund, TCW Growth Equities Fund, TCW Conservative Allocation Fund, TCW SMID Cap Growth Fund, TCW Emerging Markets Local Currency Income Fund, TCW International Small Cap Fund, TCW Enhanced Commodity Strategy Fund, TCW Global Bond Fund, TCW International Small Cap Fund, TCW Enhanced Commodity Strategy Fund, TCW Global Bond Fund, TCW International Growth Fund, TCW Emerging Markets Multi-Asset Opportunities Fund, TCW Global Real Estate Fund, TCW High Dividend Equities Fund, TCW Developing Markets Equity Fund and TCW New America Premier Equities Fund

and of any additional class or series of Capital Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series).

(1) Assets Belonging to a Class or Series. All consideration received by the Corporation from the issue or sale of shares of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class or series as provided in the following sentence, are herein referred to as “assets belonging to” that class or series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class or series (collectively “General Items”), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular class or series shall belong to that class or series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

(2) Liabilities Belonging to a Class or Series. The assets belonging to each particular class or series shall be charged with the liabilities of the Corporation in respect of that class or series and all expenses, costs, charges and reserves attributable to that class or series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by or under the supervision of the Board of Directors to and among any more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class or series are herein referred to as “liabilities belonging to” that class or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

(3) Income Belonging to a Class or Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding.

Income belonging to a class or series includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class of series, for the relevant time period, all determined in accordance with generally accepted accounting principles.

(4) Dividends. Dividends and distributions on shares of a particular class or series may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class or series.

All dividends on shares of a particular class or series shall be paid only out of the income belonging to that class or series and capital gains or other distributions on shares of a particular class or series shall be paid only out of the capital gains or capital belonging to that class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the holders of that class or series in proportion to the number of shares of that class or series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder’s purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

The Corporation intends to qualify as a “regulated investment company” under the Internal Revenue Code of 1986, or any successor or comparable statute thereto, and Regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each shareholder of the mode of the making of such dividend or distribution to that shareholder. Any such dividend or distribution paid in shares shall be paid at the net asset value thereof as defined in subsection (11) below:

(5) Liquidation. In the event of the liquidation or dissolution of the Corporation or of a particular class or series, the shareholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the shareholders of any particular class or series shall be distributed among such shareholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. Subject to the provisions of subsection (6) below, and without limiting, to the extent permitted by law, the authority of the Board of Directors to act without shareholder authorization, the liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors than in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the 1940 Act, and without the vote of the holders of any other class or series, and the liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

(6) Termination of a Class or Series. In addition to, and not in limitation of the authorization granted in subsection (5) above, to the full extent permitted by applicable law, the Corporation may, without the vote of the shares of any class or series of capital stock of the Corporation then outstanding and if so determined by the Board of Directors:

(i) Sell and convey the assets belonging to a class or series of capital stock to another trust or corporation that is a management investment company (as defined in the 1940 Act) and is organized under the laws of any state of the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such class or series and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such class or series that are not assumed by the purchaser of the assets belonging to such class or series, the Corporation may, at its option, redeem all outstanding shares of such class or series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of the Charter of the Corporation to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to the class or series, including but not limited to the distribution of the securities or other consideration received by the Corporation for the assets belonging to such class or series upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation;

(ii) Sell and convert the assets belonging to a class or series of capital stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such class or series, the Corporation may, at its option, (i) redeem all outstanding shares of such class or series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation, or (ii) combine the assets belonging to such class or series following such sale and conversion with the assets belonging to any one or more other class or series of capital stock of the Corporation pursuant to and in accordance with subsection (6)(iii) below; or

(iii) Combine the assets belonging to a class or series of capital stock with the assets belonging to any one or more other classes or series of capital stock of the Corporation if the Board of Directors reasonable determines that such combination will not have a material adverse effect on the shareholders of any class or series of capital stock of the Corporation participating in such combination. In connection with any such combination of assets the shares of any class or series of capital stock of the Corporation then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class, classes, or series of capital stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the next asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation. Notwithstanding any other provision of the Charter of the Corporation to the contrary, any redemption price, or part thereof, paid pursuant to this subsection (6)(iii) may be paid in shares of any other existing or future class, classes or series of capital stock of the Corporation.

(7) Voting. On each matter submitted to a vote of the shareholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series (“Single Class Voting”); provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes to series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series; and (c) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes or series shall be entitled to vote.

(8) Quorum Requirements. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote without regard to class or series shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the approval of one or more classes or series of stock, in which case the presence in person or by person or by proxy of the holders of one-third of the shares of stock of each such class of series shall constitute a quorum.

(9) Redemption by Shareholder. Each holder of shares of a particular class or series shall have the right to require the Corporation to redeem all or any part of his shares of that class or series at a redemption price per share equal to the net asset value per share of that class or series next determined (in accordance with subsection (11)) after the shares are properly tendered for redemption, less such redemption charge, if any, as is determined by the Board of Directors, which redemption charge shall not exceed one percent (1%) of said net asset value per share. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class or series of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value. The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.

Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class or series to require the Corporation to redeem shares of the class or series during any period or at any time when and to the extent permissible under the 1940 Act.

(10) Redemption by Corporation. Without being subject to the provisions of section 2-310.1 of the Maryland General Corporation Law, or any amendment or successor thereto, the Board of Directors may cause the Corporation to redeem at net asset value the shares of any class or series from a holder who has, for a period of more than six months, had in his account shares of that class or series having an aggregate net asset value (determined in accordance with subsection (11)) of less than the amount fixed by the Board of Directors, provided that such amount shall not exceed the minimum initial investment amount then applicable to that account as set forth in the Corporation’s registration statement under the Securities Act of 1933, as amended, if at least sixty (60) days prior written notice of the proposed redemption has been given to such holder by postage paid mail to his last known address. Upon redemption of shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.

(11) Net Asset Value Per Share. The net asset value per share of any class or series shall be the quotient obtained by dividing the value of the net assets of that class or series (being the value of the assets belonging to that class or series less the liabilities belonging to that class or series) by the total number of shares of that class or series outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent with the 1940 Act.

The Board of Directors may determine to maintain the net asset value per share of any class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class or series as dividends payable in additional shares of that class or series at the designated constant dollar amount and for the handling of any losses attributable to that class or series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that class or series his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of that class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any class or series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(12) Equality. All shares of each particular class or series shall represent an equal proportionate interest in the assets belonging to that class or series (subject to the liabilities belonging to that class or series), and each share of any particular class or series shall be equal to each other share of that class or series. The Board of Directors may from time to time divide or combine the shares of any particular class or series into a greater or less number of shares of that class or series without thereby changing the proportionate beneficial interest in the assets belonging to that class or series or in any way affecting the rights of shares of any other class or series.

(13) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

(14) Fractional Shares. The Corporation may issue and sell fractions of shares having pro rata all the rights of full shares (except the right to receive a stock certificate evidencing such fractional shares), including, without limitation, the right to vote and to receive dividends, and wherever the words “share” or “shares” are used in the Charter or in the Bylaws, they shall be deemed to include fractions or shares, where the context does not clearly indicate that only full shares are intended.

(15) Stock Certificates. The Corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the Bylaws or by the Board of Directors.

(c) The power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into one or more classes or series of capital stock, special stock or other stock, and to subdivide and resubdivide shares of any class or series into one or more subclasses or subseries of such class or series, by determining, fixing, or altering or more of the following:

(1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of capital stock of any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this section.

(2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non participating.

(3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at difference redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

(7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including acting under this Section, and, if so, the terms and conditions thereof.

(8) Whether or not the assets of any class or series shall be invested in a common pool of investments with those or more or more other classes or series,

(9) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

(d) Unless otherwise prohibited by law, so long as the Corporation is registered as an open end investment company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

(e) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and Bylaws of the Corporation.

(f) Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alternation or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares of any class or series of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends of the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

SEVENTH: The number of directors of the Corporation shall be ten, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter it force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

Samuel P. Bell

David S. DeVito

John A. Gavin

Patrick C. Haden

Janet E. Kerr

Peter McMillan

Charles A. Parker

Victoria B. Rogers

Marc I. Stern

Andrew Tarica

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and shareholders:

(1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of it stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the shareholders.

(2) Except as otherwise required by the 1940 Act, the Board of Directors shall have the exclusive power to make, alter, amend, or repeal the Bylaws of the Corporation.

(3) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, my fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(4) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by the By Laws, and, except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

(5) Subject only to the provisions of the 1940 Act, a contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors or a Committee of the Board which authorizes; approves, or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval, or ratification of the contract or transaction. This Section applies if:

(a) the fact of the common directorship or interest is disclosed or known to: (i) the Board of Directors or a Committee of the Board and the Board or Committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (ii) the shareholders entitled to vote and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

(b) the contract or transaction is fair and reasonable to the Corporation.

Common or interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a Committee of the Board or at a meeting of the shareholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause (a) of the second sentence of the Section, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this direction do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

(6) Except for contracts, transactions, or acts required to be approved under the provisions of Section (5) of this Article, any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the shareholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

(7) Unless the Bylaws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal be conferred by the By Laws or by authority of the Board of Directors.

(8) Notwithstanding any provision of law which provides for the authorization of any action by a greater proportion than a majority of the total number of shares of all classes or series of capital stock (or of any class or series entitled to vote thereon as a separate class or series) or of the total number of shares of any class or series of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes or series outstanding and entitled to vote thereon or of the class or series entitled to vote thereon as a separate class or series, as the case may be, except as otherwise provided in the Charter.

(9) The Corporation shall indemnify (a) its directors to the full extent permitted by the general laws of the State of Maryland and the 1940 Act, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its directors and officers to such further extent as shall be authorized by the Board of Directors by Bylaw, resolution, or agreement or by the shareholders of the Corporation and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. The foregoing shall not be exclusive of any other rights to which a person seeking indemnification may be entitled under any insurance policy, agreement or otherwise and shall inure to the benefit of the heirs, executors and personal representatives of such person. No amendment to the Charter of the Corporation or repeal of any of its provisions shall affect any right of any person under this provision based on any act or omission that occurred prior to the amendment or repeal.

(10) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise.

(11) So long as the Corporation is registered as an investment company under the 1940 Act, the Corporation shall not be required to hold an annual meeting of the holders of shares of any class or series in any year in which the election of directors is not required to be acted on by the shareholders under the 1940 Act.

(12) To the fullest permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation regardless of whether or not such person is a director of officer at the time of any proceeding in which liability is asserted. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors or officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal. This Section (12) shall not protect any director or officer of this Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of “willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his officer” within the meaning of Section 17(f) of the 1940 Act.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or interference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

NINTH The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, David DeVito, and attested by its Assistant Secretary, Patrick W. Dennis, on February 23, 2016.

TCW FUNDS, INC.

By:	/s/ David S. DeVito
David S. DeVito, President

Attest:

/s/ Patrick W. Dennis
Patrick W. Dennis, Assistant Secretary

THE UNDERSIGNED, President of TCW FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that these Articles of Amendment and Restatement are the act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under penalties of perjury.

TCW FUNDS, INC.

By:	/s/ David S. DeVito
David S. DeVito, President